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                                                             EXHIBIT 10.2(a)
                                                                    CLS LOAN

                                  MORTGAGE NOTE

                                                          DATE: January 21, 1999

                                                       AT: Boston, Massachusetts

         FOR VALUE RECEIVED the undersigned promise(s) to pay to the order of COMERICA BANK, a Michigan Banking Corporation, the principal sum of EIGHT HUNDRED TWENTY-FOUR THOUSAND AND NO/100 DOLLARS ($824,000.00) plus interest thereon on any part thereof at any time disbursed and unpaid at the rate set forth below.

         The outstanding principal balance owing on this Note shall bear interest until maturity (whether by acceleration or otherwise) AT THE RATE EQUAL TO THE BANK'S PRIME RATE PER ANNUM (calculated for the actual number of days outstanding on the basis of a Three Hundred Sixty (360) day year) (as hereinafter defined), which is herein defined as "Variable Rate Basis", but in no event to exceed the maximum rate of interest permitted by law.

         The Bank's Prime Rate is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. The rate of interest hereunder shall change as and when the Bank's Prime Rate changes.

         The principal and interest shall be payable at the office of said Bank in Detroit, Michigan, or such other place as Note holder may designate, in monthly installments of SEVEN THOUSAND EIGHT HUNDRED EIGHT AND 57/100 DOLLARS ($7,808.57) or more or less, dependent upon the Variable Interest Rate then in effect as provided by this Note commencing on March 1, 1999 and monthly thereafter, at the rate aforesaid until the principal and interest are fully paid; said installments are to be applied first upon interest and the balance on principal. The undersigned will pay a "late charge" of five percent (5%) of any installment of principal and interest when paid more than ten (10) days after the due date thereof. Notwithstanding anything contained in this Note to the contrary, the final payment will be the remaining principal plus all accrued interest then outstanding, if not sooner paid or payable, and shall be due and payable on FEBRUARY 1, 2004 (THE MATURITY DATE).

         The monthly installment set forth above for the Loan on the above Variable Rate Basis is calculated on an interest rate of SEVEN AND THREE-QUARTERS PERCENT (7.75%) per annum and the monthly installments are calculated to repay the loan over a FIFTEEN (15) YEAR amortized term. In the event that the Bank's Prime Rate changes, the Bank, at its sole option, may from time to time recalculate the monthly payment so that the monthly installment will amortize the remaining loan balance within the remaining amortized loan term in equal monthly installments at the interest rate then being charged hereunder and the undersigned agrees to pay the monthly installment as recalculated by the Bank.



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         If so requested in writing by the undersigned at least ten (10) days prior to the requested effective date(s) thereof, the undersigned shall have the right to select a Fixed Rate of interest, as hereinafter defined, so long as the Fixed Rate of interest applies to the entire principal balance of the Loan for a period that shall extend to the maturity date; provided, however, that no default has occurred hereunder or under any other instrument securing this Note. The Fixed Rate of interest shall be a rate mutually acceptable to the undersigned and the Bank (the "Fixed Rate").

         After conversion to a Fixed Rate, payments on the Loan shall continue to be payable in monthly installments to be applied first upon interest and the balance on principal.

         Except at such time as the Fixed Rate is in effect, the rate of interest which shall be applicable to the outstanding principal under this Note shall be the Variable Rate.

         From and after maturity, or default, if such default should occur prior to maturity, the outstanding principal balance hereunder and accrued interest thereon shall bear interest at a rate which is either three (3%) percent above the Variable Interest Rate which would otherwise be in effect, or Three (3%) percent above the Fixed Rate which would otherwise be in effect (the "Default Rate").

         Notwithstanding anything to the contrary contained herein, at no time shall the interest payable be greater than the maximum permitted by law.

         On either of the interest rate bases, the amount of the monthly installment payment will be based on a fifteen (15) year amortization schedule calculated from the day of execution of this Note. A "Balloon" payment of the balance of principal and unpaid interest will be payable at maturity.

         The undersigned may, at its option, prepay the entire principal of this Note at any time at least five (5) business days after the holder receives written notice of its intention to do so, subject to payment of the following prepayment premium.

         (1) So long as interest is calculated on a variable rate basis, the undersigned may prepay the principal balance due hereunder, in whole or in part, such prepayment to be applied on installment of last maturity, without payment of a prepayment premium.

         (2) Under the fixed rate basis, the Bank does not have to accept any prepayment of principal under, this Note except as described below or as required under applicable law. The undersigned may prepay principal of this Note in increments of $10,000.00 at any time as long as the Bank is provided written notice of the prepayment at least five business days prior to the date of prepayment. The notice of prepayment shall contain the following information:
(a) the date of prepayment (the "Prepayment Date") and (b) the amount of principal to be prepaid. On the Prepayment Date, the undersigned will pay to the Bank, in addition to the other amounts then due on this Note, the Prepayment Amount described below. The Bank, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Note



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and may deduct from the amount to be applied against principal the other amounts required as part of the Prepayment Amount.

         The Prepaid Principal Amount (as defined below) will be applied to this
Note in the reverse order of which the principal payments would have been due under this Note's principal amortization schedule. In other words, if this Note requires multiple principal payments, then as opposed to prepaying the next principal payment due, the Prepaid Principal Amount will be applied beginning with the final principal payment due on this Note.

         If the Bank exercises its right to accelerate the payment of the Note prior to maturity, the undersigned will pay to the Bank, in addition to the other amounts then due on this Note, on the date specified by the Bank as the Prepayment Date, the Prepayment Amount.

         The Bank's determination of the Prepayment Amount will be conclusive in the absence of obvious error or fraud. If requested in writing by the undersigned, the Bank will provide the undersigned a written statement specifying the Prepayment Amount.

         The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

                  (a) If the face amount of this Note exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (regardless of what the outstanding principal balance may be on the Prepayment Date) then the Prepayment Amount is the sum of: (i) the amount of principal which the undersigned has elected to prepay or the amount of principal which the Bank has required the undersigned to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (ii) interest accruing on the Prepaid Principal amount up to, but not including, the Prepayment Date, (iii) Five Hundred Dollars ($500) plus (iv) the present value, discounted at the Reinvestment Rates (as defined below), of the positive amount by which (A) the interest the Bank would have earned had the Prepaid Principal Amount been paid according to the Note's amortization schedule at the Note's interest rate exceeds (B) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

                  (b) If the face amount of this Note is Seven Hundred Fifty Thousand Dollars ($750,000) or less (regardless of what the outstanding principal balance may be on the Prepayment Date), then the Prepayment Amount is the sum of: (i) the amount of principal which the undersigned has elected to prepay or the amount of principal which the Bank has required the undersigned to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date, plus (iii) an amount equal to one percent (1%) of the Prepaid Principal Amount multiplied by the number of calendar years remaining until the maturity



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                           date of this Note, but in no event less than two
                           percent (2%) of the Prepaid Principal Amount. For purposes of this computation, any portion of a calendar year remaining until the maturity date of this Note shall be deemed to be a full calendar year.

         "Reinvestment Rates" mean the per annum rates of interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

         This Note, and any extensions, renewals, modifications, or replacements thereof, is secured by a mortgage and other instruments of even date herewith, the terms and provisions of all of which are hereby incorporated herein by reference. Any default under said mortgage, or any other instruments securing this Note, and any extensions, renewals, modifications, or replacements thereof, shall be a default hereunder entitling the holder to accelerate the indebtedness hereunder. Upon default in the payment of any installment under this Note, and any extensions, renewals, modifications, or replacements thereof, or any part thereof, or in any of the covenants or conditions in said mortgage and other instruments securing this Note, and any extensions, renewals, modifications, or replacements thereof, the holder hereof may, at its option and without notice, declare the entire unpaid balance of principal of this Note and accrued interest thereon immediately due and payable, and any failure to exercise this option shall not constitute a waiver of the right to exercise the same at any subsequent time.

         The Note is subject to the condition that in no event shall the interest received, charged, or agreed to be paid, including any amounts provided for in this section that may be deemed to constitute interest, exceed the amount permitted by applicable law, in the event that the obligation to pay interest imposed hereunder shall cause the amount of interest to exceed the highest rate permitted by applicable law, and if the Bank shall ever require as interest an amount in excess of the permitted rate, such excess interest shall be applied automatically to the unpaid portion of principal next due and payable, and in the event that the principal has been paid in full by the Borrower, shall be refunded to the Borrower.

         The undersigned agree to pay any and all costs and expenses (including but not limited to reasonable attorney's fees) in connection with enforcement of the undersigned's obligations under this Note.

         It is agreed that the undersigned shall not be released from liability hereon by reason of forbearance or extension of time granted any present or subsequent owner of the mortgaged property.

         If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind



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the undersigned, and the undersigned's respective heirs, personal representative, successors and assigns.

         As to this Note and the mortgage and any other instruments securing the indebtedness, the undersigned and any endorsers severally waive all applicable exemption rights, whether under the state Constitution, Homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the undersigned or said endorsers.

         Every signer hereof hereby waives demand, protest, presentment and notice of nonpayment.

         THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25%, OF THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

         THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

         Property located at:

         34775 Commerce Rd.
         Fraser, Michigan

                                       STOCKER & YALE, INC.,
                                       A MASSACHUSETTS CORPORATION


                                       By: /s/ SUSAN SUNDELL
                                       Its: Sr. Vice President and Treasurer


                                       T:\GENERAL\DOCS\STOCKER.PPM


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